FOR IMMEDIATE RELEASE
                                                           ---------------------

                 CORRECTION: WELLA ADDITIONAL ACCEPTANCE PERIOD
                               EXPIRATION TIMING
                 ----------------------------------------------

         CINCINNATI, USA, and SCHWALBACH, Germany, June 6, 2003 -- The initial tender period for the tender offer of Procter & Gamble Germany Management GmbH for Wella AG shares ran from April 28, 2003, to noon (Central European Summer
Time) on May 28, 2003. As previously announced, an additional two-week acceptance period, as required by German law, started to run on June 6, 2003. -- Due to a writing mistake it was erroneously announced that the additional acceptance period will run until noon (Central European Summer Time) on June 20, 2003. In fact, however, the additional acceptance period will end at midnight (Central European Summer Time) on June 20, 2003.

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